SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

There has been a lot of misinformation circulating regarding the competing proposals for Great Western Financial. Following are the essential differences that must be considered by the Great Western shareholders:


                           AHM                               WAMU

Offer        *  Higher Current Value           *  Dilutive without aggressive
             *  Accretive                         asset growth
             *  Low risk                       *  Aggressive assumptions
             *  Conservative assumptions       *  Unlimited downside risk
             *  Limited downside risk

Structure    *  Purchase                       *  Pooling
             *  Flexible capital management    *  Inflexible capital management
                -  Growth or                      -  Growth or
                -  Share repurchase               -  Amass excess capital
             *  Optimize capital structure (1        returning less than 5%
                part preferred and 4 parts           after-tax
                common)
             *  No analyst has questioned our
                structure / acceptance of
                Cash EPS

Benefits to  *  Higher accretion               *  Lower accretion
GWF          *  60% of merger benefits go to   *  50% of merger benefits go to
                GWF                               GWF
             *  Higher dividend                *  Lower dividend
             *  Low execution risk             *  High execution risk

Assumptions  *  Conservative                   *  Cost saves out of line with
             *  100% analyst acceptance           comparable transactions
                                               *  Revenue enhancements based on
                                                  unrealistic growth (FBS is
                                                  projecting revenue
                                                  enhancements that are 20% of
                                                  what WAMU is projecting for a
                                                  similar size transaction)
                                               *  Cost saves and revenue
                                                  enhancements "don't walk well
                                                  together"
                                               *  Virtually every analyst has
                                                  questioned the assumptions in
                                                  a significant way
                                               *  Advisors accepted WAMU
                                                  financial forecasts without
                                                  expressing independent
                                                  judgment

Execution    *  Low                            *  Increasing size 4x in 12
Risk         *  Highly experienced in             months  (Jack Grundhofer of
                converting deposit systems        FBS would not tackle another
             *  Same CPI loan system              large transaction for at
                                                  least 9 months post closing
                                                  of USBC)
                                               *  ASB not yet integrated
                                               *  Lack of management experience
                                                  in pertinent markets and
                                                  business lines

Results      Simple, proven formula...WAMU     *  Transaction is dilutive if
             cannot fault AHM assumptions nor     all of WAMU's aggressive
             can they utilize the benefits of     assumptions are not attained
             AHM capital flexibility. Thus,    *  Burdened with excess capital
             WAMU has chosen to focus on:         based on common, but even
             *  Reported EPS, when the            more so when including $400
                strength of AHM proposal lies     million of MIPs
                with cash EPS                  *  Focused on tangible common
             *  Capital levels, when Home         equity to mask WAMU's highly
                Savings core capital ratio        overcapitalized position, and
                was higher than WAMU's at         to attempt to distort AHM's
                year-end 1996 and AHM             efficient use of capital
                maintains well capitalized     *  Questionable asset quality
                status throughout the             and interest rate risk
                projections

THIS DOCUMENT CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT
TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF AHMANSON AND, ASSUMING THE CONSUMMATION OF THE PROPOSED MERGER, A COMBINED AHMANSON/GREAT WESTERN FINANCIAL CORPORATION, INCLUDING STATEMENTS RELATING TO: (A) THE COST SAVINGS AND ACCRETION TO CASH EARNINGS AND REPORTED EARNINGS THAT WILL BE REALIZED FROM THE PROPOSED MERGER; (B) THE IMPACT ON REVENUES OF THE PROPOSED MERGER, INCLUDING THE POTENTIAL FOR ENHANCED REVENUES AND THE IMPACT ON REVENUES OF CONSOLIDATION OF RETAIL BRANCHES AND OTHER OPERATIONS AS PLANNED; (C) AHMANSON'S STOCK PURCHASE PROGRAM; AND (D) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE PROPOSED MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE PROPOSED MERGER CANNOT BE FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE PROPOSED MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF AHMANSON AND GREAT WESTERN FINANCIAL CORPORATION ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATES IN WHICH THE COMBINED COMPANY WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR REGULATORY CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH THE COMBINED COMPANY WOULD BE ENGAGED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF AHMANSON AFTER THE PROPOSED MERGER IS INCLUDED IN FILINGS BY AHMANSON WITH THE SECURITIES AND EXCHANGE COMMISSION, ("COMMISSION"), INCLUDING A REGISTRATION STATEMENT ON FORM S-4 FILED WITH THE COMMISSION ON FEBRUARY 18, 1997, AS AMENDED, AND THE COMMISSION FILINGS INCORPORATED BY REFERENCE THEREIN. AHMANSON BELIEVES THAT THE INFORMATION REGARDING THE PROPOSED WASHINGTON MUTUAL/GREAT WESTERN MERGER IS SUBJECT TO SIMILAR QUALIFICATIONS AND UNCERTAINTIES. ALTHOUGH THIS PRESENTATION INCLUDES INFORMATION CONCERNING WASHINGTON MUTUAL AND GREAT WESTERN INSOFAR AS IT IS KNOWN OR REASONABLY AVAILABLE TO AHMANSON, AHMANSON DOES NOT HAVE ACCESS TO THE BOOKS AND RECORDS OF EITHER COMPANY. THEREFORE, INFORMATION CONCERNING GREAT WESTERN AND WASHINGTON MUTUAL THAT HAS NOT BEEN MADE PUBLIC IS NOT AVAILABLE TO AHMANSON. CONSEQUENTLY, WITH RESPECT TO WASHINGTON MUTUAL, GREAT WESTERN AND THEIR PROPOSED MERGER, AHMANSON HAS RELIED ENTIRELY ON PUBLICLY AVAILABLE INFORMATION WITHOUT INDEPENDENT VERIFICATION. MOREOVER, AHMANSON NOTES THAT THE NEED TO RELY SOLELY ON SUCH PUBLICLY AVAILABLE INFORMATION MAY AFFECT THE JUDGMENTS UNDERLYING AN EVALUATION OF THE FINANCIAL AND OTHER PROJECTED INFORMATION DISCUSSED HEREIN.

          SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF")
              COMMON STOCK HELD BY H.F. AHMANSON & COMPANY
           ("AHMANSON"), ITS DIRECTORS AND EXECUTIVE OFFICERS
        AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF AHMANSON
          AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
             CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY
                             OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies
(a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and
(b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer), Madeleine
A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A. Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of March 21, 1997, Ahmanson is the beneficial owner of 2,344,800 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of March 21, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation. Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of March 21, 1997, CSFB held a net long position of 5,443 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.